PROSPECTUS and				PRICING SUPPLEMENT NO. 39
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated October 21, 1998
CUSIP: 24422EKG3				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $647,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				23 October 1998

Maturity Date:					23 October 2001

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 55 Basis Points

Initial Interest Determination Date:	21 October 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the
							23rd of January, April,
							July, and October(or next
business day),
commencing on the
date of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the
							23rd of January, April,
July, and October(or
next business day), and
at Maturity; commencing
on 25 January 1999.

Redemption Provisions:				None

Plan of Distribution:				Goldman Sachs & Co.
has purchased the Senior Notes
as principal at a purchase
price of 99.65000% of the
aggregate principal amount
of the Senior Notes.


Goldman Sachs & Co.